Exhibit 16.2

December 9, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by ESS Tech, Inc. (formerly ACON S2 Acquisition Corp.) regarding our Firm’s dismissal included on pages 81 and 82 of the Post-Effective Amendment No. 1 to Form S-1 dated December 9, 2021. We agree with the statements concerning our Firm’s dismissal in such Post-Effective Amendment No. 1 to Form S-1.

Very truly yours

Marcum LLP

PM/mm

Marcum LLP    730 Third Avenue    11th Floor    New York, New York 10017    Phone 212.485.5500    Fax 212.485.5501    marcumllp.com